As filed with the Securities and Exchange Commission on March 17, 2005

Registration No. 333-54252

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amendment No. 5

Kemper Investors Life Insurance Company

(Exact name of registrant as specified in its charter)

Illinois	36-3050975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 American Lane Schaumburg, Illinois 60196 (847) 605-6120	6312
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Primary Standard Industrial Classification Code Number)

M. Douglas Close, Esq.

Kemper Investors Life Insurance Company

3003 - 77th Avenue, S.E.

Mercer Island, Washington 98040

(206) 275-8142

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James P. Brennan, Sr., Esq. Kemper Investors Life Insurance Company 3003 - 77th Avenue, S.E. Mercer Island, Washington 98040	Mary Jane Wilson-Bilik, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 383-0660

REMOVAL OF SECURITIES FROM REGISTRATION

This Amendment No. 5 to Form S-3 Registration Statement (File No. 333-54252) (the “Registration Statement”) is being filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to remove from registration those securities of the Registrant that were previously registered by the Registration Statement and that were not sold in the offering.

The Registrant is issuing an Endorsement to the Contract effective April 1, 2005 (the “Effective Date”) that will redesign the Contract’s market value adjustment (“MVA”) feature and increase the Guaranteed Interest Rate to 3% on those Guarantee Period Values crediting less than 3%. The redesign of the MVA feature ensures that, regardless of any changes in interest rates, if a contract owner withdraws or transfers money from a Guarantee Period before it expires and after Effective Date, the return on the Guarantee Period Value as of the Effective Date (before any deductions for contract charges) will not be less than the Contract’s new minimum guaranteed interest rate of 3% per annum.

Upon the issuance of the Endorsement, the Registrant considers the MVA interests issued under the Contract to no longer be securities and therefore will no longer file any amendments to the Registration Statement.

The Registrant does not intend to use the Registration Statement to sell any other securities. Therefore, the offering is being terminated, as of the close of business on March 31, 2005 and Registrant hereby removes from registration any securities that remain unsold under the Registration Statement as of that time and date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mercer Island, State of Washington, on March 16, 2005.

KEMPER INVESTORS LIFE INSURANCE COMPANY
(Registrant)

/s/ Diane C. Davis
By: Diane C. Davis, President and Chief Executive Officer
(Signature)

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Diane C. Davis Diane C. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2005

Matthew Kindsvogel*/	Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	March , 2005

David A. Bowers*/	Director	March , 2005

David A. Levinson*/	Director	March , 2005

Kenneth E. Owens*/	Director	March , 2005

/s/ Diane C. Davis */ By: Diane C. Davis	On March 16, 2005 as Attorney-in-Fact pursuant to powers of attorney filed herewith or by previous amendment.